UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

COTTONWOOD COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1245 Brickyard Road, Suite 250, Salt Lake City, UT 84106
(Address of principal executive offices) (Zip code)

(801) 278-0700
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry Into a Material Agreement

On January 26, 2021, Cottonwood Communities, Inc. (“CCI”) entered into merger agreements (as described herein) to acquire each of Cottonwood Multifamily REIT I, Inc. (“CMRI”), Cottonwood Multifamily REIT II, Inc. (“CMRII”) and Cottonwood Residential II, Inc. (“CRII”). As described in greater detail herein, all of the mergers are stock-for-stock transactions whereby each of CMRI, CMRII and CRII will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”).  None of the Mergers are contingent upon the closing of any of the other Mergers; however, under certain circumstances explained below, CMRI and CMRII may opt not to close if the CRII merger does not occur.

If approved by the stockholders and the unitholders, as applicable, and the other closing conditions are met or waived, the mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States and create a $1.5 billion multifamily REIT. We expect the combined company to benefit from improved scale and operating efficiencies, enhanced geographic diversification and expanded access to capital to pursue potential accretive transactions.

Further, as a result of the merger with CRII, CRII’s affiliate property manager, which currently manages over 13,000 units, including approximately 8,600 for Cottonwood affiliates (including CCI), will become wholly owned by CCI.

CRII Merger

On January 26, 2021, CCI, Cottonwood Communities O.P., LP (“CCOP”), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), CRII and Cottonwood Residential O.P., LP (“CROP”) entered into an Agreement and Plan of Merger (the “CRII Merger Agreement”).

Subject to the terms and conditions of the CRII Merger Agreement, (i) CRII will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “CRII Company Merger”) and (ii) CCOP will merge with and into CROP, with CROP surviving (the “CROP Merger” and, together with the CRII Company Merger referred to as the “CRII Merger”). At such time, the separate existence of CRII and CCOP will cease.

At the effective time of the CRII Company Merger, (i) each issued and outstanding share of CRII’s common stock, $0.01 par value per share (the “CRII Common Stock”), will be converted into the right to receive 2.015 shares of shares of Class A common stock of CCI, $0.01 par value per share (the “CCI Common Stock”),  as may be adjusted if the CCA Note Distribution (as described below) is not effected, (ii) each issued and outstanding share of Series 2016 preferred stock of CRII, $0.01 par value per share (the “CRII Series 2016 Preferred Stock”), will be converted into the right to receive one share of Series 2016 preferred stock of CCI, $0.01 par value per share (the “CCI Series 2016 Preferred Stock”), and (iii) each issued and outstanding share of Series 2017 preferred stock of CRII, $0.01 par value per share (the “CRII Series 2017 Preferred Stock”) will be converted into the right to receive one share of Series 2017 preferred stock of CCI, $0.01 par value per share (the “CCI Series 2017 Preferred Stock”).

The CRII Merger Agreement provides for an alternative exchange ratio of 2.10 shares of CCI Common Stock for each share of CRII Common Stock if the CCA Note Distribution has not occurred. The CCA Note Distribution refers to the distribution by CROP of an approximately $13 million note dated January 1, 2021 issued by Cottonwood Communities Advisors, LLC, the parent entity of the CCI external advisor, in favor of CROP (“CCA Note”).  Prior to closing the CRII Merger, CRII intends to effect the CCA Note Distribution pursuant to which CROP will distribute interests in the CCA Note to the holders of participating partnership units of CROP and, thereafter, CRII will distribute its interest in the CCA Note to its common stockholders.

At the effective time of the CROP Merger, each participating partnership unit of CROP (i.e., all CROP partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger will be split into 2.015 participating partnership units of CROP (or 2.10 participating partnership units if the CCA Note Distribution has not occurred) (the “CROP Unit Split”). Immediately following the CROP Unit Split, (i) each issued and outstanding Series 2019 preferred unit of CCOP (the “CCOP Series 2019 Preferred Stock”) will convert into the right to receive one Series 2019 preferred unit of CROP (the “CROP Series 2019 Preferred Unit”) , the terms of which will mirror the CCOP Series 2019 Preferred Stock, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) will convert into the right to receive one LTIP Unit of CROP, the terms and conditions of which will mirror the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”) will convert into the right to receive one Special LTIP Unit of CROP, the terms and conditions of which will mirror the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit of CCOP and CCOP Common Unit will convert into the right to receive one common limited partner unit of CROP (“CROP Common Unit”).  After giving effect to the CROP Unit Split, each CROP Common Unit, general partner unit and LTIP unit issued and outstanding immediately prior to the effective time of the CROP Merger will remain outstanding, and each CROP preferred unit issued and outstanding immediately prior to the effective time of the CROP Merger will remain outstanding and continue to be held by the entity surviving the CRII Company Merger.

The CRII Merger Agreement contains customary covenants, including covenants prohibiting CRII and its subsidiaries and representatives from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The CRII Merger Agreement provides that prior to the approval of the CRII Merger and the other transactions contemplated by the CRII Merger Agreement by the holders of CRII’s voting common stock (the “CRII Voting Stockholder Approval”) and the required approvals of the holders of the CROP Common Units as set forth in the CRII Merger Agreement (the “CROP Partner Approvals”), the board of directors of CRII may, in certain circumstances, make an Adverse Recommendation Change (as such term is defined in the CRII Merger Agreement), subject to complying with certain conditions set forth in the CRII Merger Agreement.  In addition, CCI has agreed not to waive any of the closing conditions of the CMRI Merger Agreement or the CMRII Merger Agreement without the prior consent of CRII.

The CRII Merger Agreement may be terminated under certain circumstances, including by either CCI or CRII if (i) the CRII Merger has not been consummated on or before 11:59 p.m. New York time on October 25, 2021, (ii) there is any final, non-appealable order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the CRII Merger Agreement or (iii) the CRII Voting Stockholder Approval and the CROP Partner Approvals have not been obtained.

CRII may terminate the CRII Merger Agreement (i) if the CCI parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CRII Merger Agreement, which would result in a failure of CCI to satisfy certain closing conditions, or (ii) at any time prior to obtaining the CRII Voting Stockholder Approval and the CROP Partner Approvals, to permit CRII to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the CRII Merger Agreement). CCI may terminate the CRII Merger Agreement (i) if the CRII parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CRII Merger Agreement, which would result in a failure of CRII to satisfy certain closing conditions or (ii) at any time prior to obtaining the CRII Voting Stockholder Approval and the CROP Partner Approvals, if the CRII board of directors has made an Adverse Recommendation Change (as defined in the CRII Merger Agreement) or if CRII has materially violated any of the non-solicitation provisions of the CRII Merger Agreement.

If the CRII Merger Agreement is terminated in certain circumstances, including CRII’s acceptance of a Superior Proposal or the CRII board of directors making an Adverse Recommendation Change, then CRII must pay to CCI a termination payment equal to $10,703,000 (which will be adjusted to $11,154,000 if CROP does not effect the CCA Note Distribution).  If the CRII Merger Agreement is terminated because of the failure to obtain the CRII Voting Stockholder Approval or the Partner Approvals, then CRII must reimburse CCI’s expenses incurred in connection with the CRII Merger Agreement, the CRII Merger and the other transactions contemplated by the CRII Merger Agreement.  Such reimbursement amount would be credited toward payment of the termination fee amount should the termination fee become due after such reimbursement.

The CRII Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the CRII Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of CCI and CRII. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The parties have agreed to limits on the conduct of their businesses between the signing of the CRII Merger Agreement and the closing of the CRII Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party. The declaration and payment of regular distributions in accordance with past practice not to exceed certain stated amounts will be permitted without the other party’s consent.

The obligation of each party to consummate the CRII Merger is subject to a number of conditions, including receipt by CRII of the CRII Voting Stockholder Approval and the CROP Partner Approvals, delivery of certain documents, consents and legal opinions, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the CRII Merger Agreement), the effectiveness of the registration statement on Form S-4 to be filed by CCI to register the shares of the CCI Series 2016 Preferred Stock and CCI Series 2017 Preferred Stock to be issued as consideration in the CRII Company Merger, and the absence of certain material adverse effects with respect to either CCI or CRII.

The foregoing description of the CRII Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CRII Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. A copy of the CRII Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about CCI or CRII. The representations, warranties and covenants contained in the CRII Merger Agreement have been made solely for the benefit of the parties to the CRII Merger Agreement, and are not intended as statements of fact to be relied upon by CCI’s stockholders, but rather as a way of allocating the risk between the parties to the CRII Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the CRII Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CRII Merger Agreement, which disclosures are not reflected in the CRII Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCI or CRII. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the CRII Merger Agreement, which subsequent information may or may not be fully reflected in CCI’s public disclosures. CCI acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

CRII Voting Agreement

Concurrently with the execution of the CRII Merger Agreement, Cottonwood Residential Holdings, LLC (“CR Holdings”), High Traverse Holdings, LLC (“HT Holdings”), Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin (collectively, the “Affiliated Security Holders”), as the beneficial holders of 50 shares of voting common stock of CRII (the “CRII Voting Common Stock”) and of 2,034,378 CROP Common Units, entered into a voting agreement with CCI (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the Affiliated Security Holders have delivered an irrevocable proxy to CCI with respect to the CRII Voting Common Stock beneficially owned by them to vote in favor of or act by written consent to approve, among other things, the CRII Merger Agreement, the CRII Company Merger and the other transactions contemplated by the CRII Merger Agreement.  The shares of CRII Voting Common Stock held by the Affiliated Security Holders represent 100% of the issued and outstanding shares of CRII Voting Common Stock and therefore, they can provide the CRII Voting Stockholder Approval without the approval of any other stockholders of CRII.  In addition, the Affiliated Security Holders have delivered an irrevocable proxy to CCI with respect to the CROP Common Units beneficially owned by them to vote in favor of or act by written consent to approve, among other things, the CROP Merger and the Fifth Amended and Restated Partnership Agreement of CROP (the “Fifth CROP Partnership Agreement”); provided that such vote shall only occur following the vote in favor of the matters by holders of a majority of the outstanding CROP Common Units held by disinterested limited partners.  The CROP Common Units held by the Affiliated Security Holders represents 17% of the total outstanding CROP Common Units.

Pursuant to the Voting Agreement, the Affiliated Security Holders have agreed not to take any action that would be a violation of the non-solicitation obligations of the CRII Merger Agreement if those actions were taken by CRII.  The Voting Agreement also requires that the Affiliated Security Holders use their best efforts to effect certain Pre-Merger Transactions (as defined in the CRII Merger Agreement) if all of the other conditions to the closing of the CRII Merger have been satisfied or waived and CCI has given notice that it is prepared to consummate the CRII Merger.

The voting agreement will terminate automatically in the event that the CRII Merger Agreement is terminated for any reason in accordance with its terms. The foregoing summary of the material terms of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Voting Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

CMRI Merger

On January 26, 2021, CCI, CCOP, Merger Sub, CMRI and Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”) entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).

Subject to the terms and conditions of the CMRI Merger Agreement, (i) CMRI will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “CMRI Company Merger”) and (ii) CMRI OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “CMRI OP Merger” and, together with the CMRI Company Merger referred to as the “CMRI Merger”). At such time, the separate existence of CMRI and CMRI OP will cease.

At the effective time of the CMRI Company Merger, each issued and outstanding share of CMRI’s common stock, $0.01 par value per share (the “CMRI Common Stock”), will be converted into the right to receive 1.175 shares of the CCI Common Stock.

At the effective time of the CMRI OP Merger, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the CMRI OP Merger will be split so that the total number of partnership units of CMRI OP then outstanding equals the number of shares of CMRI Common Stock that were outstanding immediately prior to the effective time of the CMRI OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the CMRI OP Merger will convert into the right to receive 1.175 common limited partner units in CCOP (“CCOP Common Units”). If the CRII Merger closes before the CMRI Merger, CMRI OP will merge with and into Cottonwood Residential O.P., LP (“CROP”), the operating partnership of CRII, with CROP surviving, and the holders of CMRI OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

The CMRI Merger Agreement contains customary covenants, including covenants prohibiting CMRI and its subsidiaries and representatives from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The CMRI Merger Agreement provides that prior to the approval by CMRI’s stockholders of the CMRI Company Merger, the board of directors of CMRI may, in certain circumstances, make an Adverse Recommendation Change (as such term is defined in the CMRI Merger Agreement), subject to complying with certain conditions set forth in the CMRI Merger Agreement.  In addition, without CMRI’s prior consent, CCI has agreed not to modify or waive any material rights under the CMRII Merger Agreement, the CRII Merger Agreement or the Amended and Restated Advisory Agreement (“Amended and Restated Advisory Agreement”) to be entered into by CCI, CROP and CC Advisors III, LLC (“CCI Advisor”).

The CMRI Merger Agreement may be terminated under certain circumstances, including by either CCI or CMRI if (i) the CMRI Merger has not been consummated on or before 11:59 p.m. New York time on October 25, 2021, (ii) there is any final, non-appealable order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the CMRI Merger Agreement or (iii) the approval of the stockholders of CMRI (“CMRI Stockholder Approval”) has not been obtained at the meeting of the stockholders of CMRI to consider the CMRI Merger.

CMRI may terminate the CMRI Merger Agreement (i) if the CCI parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMRI Merger Agreement, which would result in a failure of CCI to satisfy certain closing conditions, (ii) if CCI materially modifies or terminates or waives any material rights under the merger agreement with either CMRII or CRII or the Amended and Restated Advisory Agreement, or (iii) at any time prior to obtaining the CMRI Stockholder Approval, to permit CMRI to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the CMRI Merger Agreement). CCI may terminate the CMRI Merger Agreement (i) if the CMRI parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMRI Merger Agreement, which would result in a failure of CMRI to satisfy certain closing conditions or (ii) at any time prior to obtaining the CMRI Stockholder Approval if the CMRI board of directors has made an Adverse Recommendation Change (as defined in the CMRI Merger Agreement) or if CMRI has materially violated any of the non-solicitation provisions of the CMRI Merger Agreement.

If the CMRI Merger Agreement is terminated in certain circumstances, including CMRI’s acceptance of a Superior Proposal or the CMRI board of directors making an Adverse Recommendation Change, then CMRI must pay to CCI a termination payment equal to $1,707,000 plus the reimbursement of up to $284,000 of CCI’s expenses incurred in connection with pursuing the CMRI Merger.

The CMRI Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the CMRI Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of CCI and CMRI. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The parties have agreed to limits on the conduct of their businesses between the signing of the CMRI Merger Agreement and the closing of the CMRI Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party. The declaration and payment of regular distributions in accordance with past practice not to exceed certain stated amounts will be permitted without the other party’s consent.

The obligation of each party to consummate the CMRI Merger is subject to a number of conditions, including receipt by CMRI of the CMRI Stockholder Approval, delivery of certain documents, consents and legal opinions, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the CMRI Merger Agreement), the effectiveness of the registration statement on Form S-4 to be filed by CCI to register the shares of the CCI Common Stock to be issued as consideration in the CMRI Company Merger, and the absence of certain material adverse effects with respect to either CCI or CMRI.  Furthermore, CMRI is not obligated to consummate the CMRI Merger if CCI Advisor has not entered into (or agreed to enter into) the Amended and Restated Advisory Agreement, which CCI Advisor is only obligated to do if the CRII Merger closes.

The foregoing description of the CMRI Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRI Merger Agreement, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference. A copy of the CMRI Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about CCI or CMRI. The representations, warranties and covenants contained in the CMRI Merger Agreement have been made solely for the benefit of the parties to the CMRI Merger Agreement, and are not intended as statements of fact to be relied upon by CCI’s stockholders, but rather as a way of allocating the risk between the parties to the CMRI Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the CMRI Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CMRI Merger Agreement, which disclosures are not reflected in the CMRI Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCI or CMRI. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the CMRI Merger Agreement, which subsequent information may or may not be fully reflected in CCI’s public disclosures. CCI acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

CMRII Merger

On January 26, 2021, CCI, CCOP, Merger Sub, CMRII and Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”) entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).

Subject to the terms and conditions of the CMRII Merger Agreement, (i) CMRII will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “CMRII Company Merger”) and (ii) CMRII OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “CMRII OP Merger” and, together with the CMRII Company Merger referred to as the “CMRII Merger”). At such time, the separate existence of CMRII and CMRII OP will cease.

At the effective time of the CMRII Company Merger, each issued and outstanding share of CMRII’s common stock, $0.01 par value per share (the “CMRII Common Stock”), will be converted into the right to receive 1.072 shares of CCI Common Stock.

At the effective time of the CMRII OP Merger, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the CMRII OP Merger will be split so that the total number of partnership units of CMRII OP then outstanding equals the number of shares of CMRII Common Stock that were outstanding immediately prior to the effective time of the CMRII OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the CMRII OP Merger will convert into the right to receive 1.072 CCOP Common Units. If the CRII Merger closes before the CMRII Merger, CMRII OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRII OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

The CMRII Merger Agreement contains customary covenants, including covenants prohibiting CMRII and its subsidiaries and representatives from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The CMRII Merger Agreement provides that prior to the approval by CMRII’s stockholders of the CMRII Company Merger, the board of directors of CMRII may, in certain circumstances, make an Adverse Recommendation Change (as such term is defined in the CMRII Merger Agreement), subject to complying with certain conditions set forth in the CMRII Merger Agreement.  In addition, without CMRII’s prior consent, CCI has agreed not to modify or waive any material rights under the CMRI Merger Agreement, the CRII Merger Agreement or the Amended and Restated Advisory Agreement.

The CMRII Merger Agreement may be terminated under certain circumstances, including by either CCI or CMRII if (i) the CMRII Merger has not been consummated on or before 11:59 p.m. New York time on October 25, 2021, (ii) there is any final, non-appealable order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the CMRII Merger Agreement or (iii) the approval of the stockholders of CMRII (“CMRII Stockholder Approval”) has not been obtained at the meeting of the stockholders of CMRII to consider the CMRII Merger.

CMRII may terminate the CMRII Merger Agreement (i) if the CCI parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMRII Merger Agreement, which would result in a failure of CCI to satisfy certain closing conditions, (ii) if CCI materially modifies or terminates or waives any material rights under the merger agreement with either CMRI or CRII or the Amended and Restated Advisory Agreement, or (iii) at any time prior to obtaining the CMRII Stockholder Approval, to permit CMRII to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the CMRII Merger Agreement). CCI may terminate the CMRII Merger Agreement (i) if the CMRII parties have breached any of their representations or warranties or failed to perform or comply with any obligations, covenants or other agreements set forth in the CMRII Merger Agreement, which would result in a failure of CMRII to satisfy certain closing conditions or (ii) at any time prior to obtaining the CMRII Stockholder Approval if the CMRII board of directors has made an Adverse Recommendation Change (as defined in the CMRII Merger Agreement) or if CMRII has materially violated any of the non-solicitation provisions of the CMRII Merger Agreement.

If the CMRII Merger Agreement is terminated in certain circumstances, including CMRII’s acceptance of a Superior Proposal or the CMRII board of directors making an Adverse Recommendation Change, then CMRII must pay to CCI a termination payment equal to $1,019,000 plus the reimbursement of up to $255,000 of CCI’s expenses incurred in connection with pursuing the CMRII Merger.

The CMRII Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the CMRII Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of CCI and CMRII. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The parties have agreed to limits on the conduct of their businesses between the signing of the CMRII Merger Agreement and the closing of the CMRII Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party. The declaration and payment of regular distributions in accordance with past practice not to exceed certain stated amounts will be permitted without the other party’s consent.

The obligation of each party to consummate the CMRII Merger is subject to a number of conditions, including receipt by CMRII of the CMRII Stockholder Approval, delivery of certain documents, consents and legal opinions, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the CMRII Merger Agreement), the effectiveness of the registration statement on Form S-4 to be filed by CCI to register the shares of the CCI Common Stock to be issued as consideration in the CMRII Company Merger, and the absence of certain material adverse effects with respect to either CCI or CMRII.  Furthermore, CMRII is not obligated to consummate the CMRII Merger if CCI Advisor has not entered into (or agreed to enter into) the Amended and Restated Advisory Agreement, which CCI Advisor is only obligated to do if the CRII Merger closes.

The foregoing description of the CMRII Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRII Merger Agreement, which is filed herewith as Exhibit 2.3 and is incorporated herein by reference. A copy of the CMRII Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about CCI or CMRII. The representations, warranties and covenants contained in the CMRII Merger Agreement have been made solely for the benefit of the parties to the CMRII Merger Agreement, and are not intended as statements of fact to be relied upon by CCI’s stockholders, but rather as a way of allocating the risk between the parties to the CMRII Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the CMRII Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CMRII Merger Agreement, which disclosures are not reflected in the CMRII Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCI or CMRII. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the CMRII Merger Agreement, which subsequent information may or may not be fully reflected in CCI’s public disclosures. CCI acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Second Amended and Restated Three-Party Agreement

Concurrently with the execution of the CRII Merger Agreement, CCI entered into the Second Amended and Restated Three-Party Agreement by and among CCI, CCOP and CCI Advisor (the “Amended Three-Party Agreement”) to amend the obligation of CCI Advisor to pay the organization and offering expenses relating to CCI’s initial public offering (the “Offering”) on behalf of CCI as well as provide for the entry into the Amended and Restated Advisory Agreement (described below) upon the closing of the CRII Merger. Pursuant to the Second Amended and Restated Three-Party Agreement, organization and offering costs related to the Offering, with the exception of any costs associated with restructuring the terms of the Offering following the CRII Merger, will continue to be the obligation of CCI Advisor until the Amended and Restated Advisory Agreement is executed. After the Amended and Restated Advisory Agreement is executed, CCI Advisor will no longer have any obligation to pay the organization and offering expenses related to the Offering on behalf of CCI except (i) as set forth in the Amended and Restated Advisory Agreement, which caps CCI’s organization and offering expenses at 15% of gross proceeds in the Offering, and (ii)  that the deferred selling commission associated with Class T common shares sold in the Offering as currently structured will continue to be the obligation of CCI Advisor.  The foregoing summary of the material terms of the Amended Three-Party Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Amended Three-Party Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Amended and Restated Advisory Agreement

Upon the closing of the CRII Merger, CCI Advisor and CCI will enter into the Amended and Restated Advisory Agreement.  The Amended and Restated Advisory Agreement includes changes to reflect that upon the closing of the CRII Merger, CCI will acquire personnel who have historically performed certain services for CCI on behalf of CCI Advisor and CCI will thereby internalize certain functions that were previously performed by CCI Advisor, including property management, legal, accounting, property development oversight and  certain services relating to construction management, shareholders, human resources, renter insurance and information technology. Thereafter, CCI Advisor will have no obligation to perform those services but instead will oversee and supplement those services to the extent CCI Advisor (acting in its fiduciary capacity) deems appropriate. The Amended and Restated Advisory Agreement also removes a provision regarding the Cottonwood name because following the CRII Merger, the trademark will be held by CCI.  Following the CRII Merger the parties will enter a Trademark License Agreement to grant CCI Advisor a non-exclusive license to use and display certain Cottonwood trademarks.

In addition, the Amended and Restated Advisory Agreement revises the compensation payable and the expenses that may be reimbursed to CCI Advisor for its services as described below.

Asset Management Fee. CCI Advisor will receive a monthly asset management fee equal to 0.0625% of the gross asset value or GAV of CROP (subject to a cap of 0.125% of net asset value or NAV of the operating partnership), before giving effect to any accruals (related to the month for which the asset management fee is being calculated) for the asset management fee, distribution fees in connection with a securities offering, the Performance Allocation (as defined in the Fifth CROP Partnership Agreement) or any distributions. The GAV and NAV of CROP will be determined in accordance with the valuation guidelines adopted by the CCI Board and reflective of the ownership interest held by CROP in such gross assets.  If CCI owns assets other than through CROP, CCI will pay a corresponding fee.

The management fee may be paid, at CCI Advisor’s election, in cash or shares of CCI Common Stock or CROP Common Units.  To the extent that CCI Advisor elects to receive any portion of its management fee in shares of CCI Common Stock or CROP Common Units, CCI or CROP may repurchase such shares or units at a later date. Shares of CCI Common Stock and CROP Common Units obtained by CCI Advisor as compensation for the management fee payable will not be subject to the repurchase limits of CCI’s share repurchase plan or any reduction or penalty for an early repurchase. Upon the request of CCI Advisor, CCI or CROP will repurchase any such securities for cash unless the CCI Board determines that any such repurchase would be prohibited by applicable law, the CCI Charter, the Fifth CROP Partnership Agreement, or otherwise cause CCI cash levels or leverage levels to be imprudent as determined by the CCI Board. CROP will waive the one-year holding period requirement with respect to the “Exchange Right” provided for in the CROP Partnership Agreement. CCI Advisor will have registration rights with respect to shares of CCI Common Stock.

Contingent Acquisition Fees and Contingent Financing Fees. If the Amended and Restated Advisory Agreement is terminated other than for cause (or non-renewal or termination by CCI Advisor), the Contingent Acquisition Fees and Contingent Financing Fees provided for in the current advisory agreement will be due and payable in an amount equal to approximately $22 million (if the termination occurs in year one) reduced by 10% each year thereafter.

Organization and Offering Expenses.  CCI will reimburse CCI Advisor for any organization and offering expenses that it incurs on CCI’s behalf as and when incurred. As noted above, following the CRII Merger, CCI Advisor will no longer be obligated to pay the organization and offering expenses associated with CCI’s initial public offering with the exception of the deferred selling commission associated with Class T shares sold. After the termination of the primary offering, CCI Advisor will reimburse CCI to the extent that the organization and offering expenses that CCI incurs exceed 15% of the gross proceeds from any public  offering.

Expense Reimbursement. Subject to the limitations on total operating expenses, CCI Advisor will be entitled to reimbursement of all costs and expenses incurred by it or its affiliates on CCI’s behalf, provided that CCI Advisor is responsible for the expenses related to any and all personnel of CCI Advisor who provide investment advisory services pursuant to the Amended and Restated Advisory Agreement (including, without limitation, each of CCI’s executive officers and any directors who are also directors, officers or employees of CCI Advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Advisor Expenses”); provided that CCI will be responsible for the personnel costs of CCI employees even if they are also directors or officers of CCI Advisor or any of its affiliates except as provided for in a transitional services agreement to be negotiated among the parties.

The foregoing summary of the material terms of changes to the advisory agreement effected by the Amended and Restated Advisory Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Form of Amended and Restated Advisory Agreement, which is filed herewith as Exhibit 10.3 and incorporated by reference herein.

Fifth Amended and Restated CROP Partnership Agreement

Following the CRII Merger, CCI will conduct its operations through CROP.  The Fifth CROP Partnership Agreement to be entered upon the closing of the CRII Merger includes certain significant differences from the current CCOP operating partnership agreement as follows.

Performance Participation

The Fifth CROP Partnership Agreement eliminates the promotional interest in the operating partnership held by Cottonwood Communities Investor, LLC and assigned to Cottonwood Advisors Promote, LLC, and provides for the payment of a performance participation interest in CROP to CCI Advisor (the “Special Limited Partner” for purposes of the below) as follows.  So long as the advisory agreement with CCI Advisor has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in CROP that entitles it to receive an allocation from CROP equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly.

 Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” means, for any period since the end of the prior calendar year (but for the year 2021, beginning as of the date of the CRII Merger) the sum of:

(i)
all distributions accrued or paid (without duplication) on the participating partnership units outstanding at the end of such period since the beginning of the then-current calendar year (but for the year 2021, since the date of the CRII Merger) plus

(ii)
the change in aggregate NAV of such units since the beginning of the year (but for the year 2021, since the date of the CRII Merger), before giving effect to (x) changes resulting solely from the proceeds of issuances of participating partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to CCI for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year (but for the year 2021, beginning as of the date of the CRII Merger) but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” means, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the NAV of the participating partnership units outstanding at the beginning of the then-current calendar year (but for the year 2021, beginning as of the date of the CRII Merger) and all participating partnership units issued since the beginning of the applicable calendar year (but for the year 2021, beginning as of the date of the Merger), taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of participating partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the participating partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any participating partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any participating partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation.

The Special Limited Partner will also be allocated a performance participation with respect to all Common Units that are repurchased at the end of any month (in connection with repurchases of CCI shares under CCI’s share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

The performance participation interest may be payable in cash or Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Common Units, the Special Limited Partner may request CROP to repurchase such Common Units from the Special Limited Partner at a later date pursuant to the “Exchange Right” described below and CROP will waive the one-year-holding-period requirement.

Exchange Right

Subject to certain restrictions described below and in the Fifth CROP Partnership Agreement, each common limited partner will have the right to exchange its CROP Common Units for, at the option of CROP, an equivalent number of shares of common stock of CCI (the “REIT Shares Amount”), or cash equal to the fair market value of the common stock of CCI, generally the NAV as determined by the board of directors of CCI (the “Cash Amount”), which would have otherwise been received pursuant to such exchange. The exchange right is not available until all of the following have occurred (the “Exchange Date”): (i) the common limited partner has held its CROP Common Units for at least one year following the effective time of the CROP Merger (including, if applicable, the amount of time such common limited partner held the CROP preferred units or CROP LTIP Units which were converted into such CROP Common Units), (ii) the shares of common stock of CCI to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the exchange does not result in a violation of the restrictions on stock ownership set forth in the charter of CCI. A common limited partner may not deliver more than two exchange notices during each calendar year and may not exercise the exchange right for less than 1,000 CROP Common Units or, if such limited partner owns less than 1,000 CROP Common Units, all of the CROP Common Units held by such common limited partner.

Repurchase of Limited Partner Units

The limited partners have no right to sell their units to CROP but common limited partners may request to have their units (other than LTIP units) repurchased subject to certain terms and conditions.  Beginning one year after acquiring any CROP Common Units, the common limited partners have the right to request CROP repurchase their CROP Common Units as described below.  CCI may decide to honor a request to repurchase the units in its sole discretion.

1.
Beginning one year after acquisition of a CROP Common Unit and continuing for the three-year period thereafter, the purchase price for the repurchased CROP Common Units shall be equal to 80% of the NAV of the CROP Common Units.

2.
Beginning two years after acquisition of a CROP Common Unit and continuing for the two-year period thereafter, the purchase price for the repurchased CROP Common Units shall be equal to 85% of the NAV of the CROP Common Units.

3.
Beginning six years after acquisition of a CROP Common Unit and continuing thereafter, the purchase price for the repurchased CROP Common Units shall be equal to 90% of the NAV of the CROP Common Units.

Subject to the sole discretion of the General Partner, in the case of the death or complete disability of a limited partner, the repurchase of the CROP Common Units may occur at any time after acquisition of a CROP Common Unit and, if accepted by the General Partner, the purchase price for the repurchased CROP Common Units will be equal to 95% of the NAV of the CROP Common Units.

The foregoing summary of certain of the significant differences in the Fifth CROP Partnership Agreement from the CCOP operating partnership agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Form of Fifth CROP Partnership Agreement, which is filed herewith as Exhibit 10.4 and incorporated by reference herein.

Articles Supplementary for New Series of CCI Preferred Stock

Series 2016 Preferred Stock

In connection with the CRII Merger, CCI will classify 14,500,000 shares of preferred stock as “Series 2016 Preferred Stock” and issue one share of CCI Series 2016 Preferred Stock for each share of CRII Series 2016 Preferred Stock issued and outstanding immediately prior to the effective time of the CRII Merger. The rights, preferences and privileges of the CCI Series 2016 Preferred Stock will be substantially similar to the rights, preferences and privileges of the CRII Series 2016 Preferred Stock. The CCI Series 2016 Preferred Stock will rank senior to CCI Common Stock and on parity with the CCI Series 2019 Preferred Stock and the CCI Series 2017 Preferred Stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of CCI.

Preferred Dividend. Holders of the CCI Series 2016 Preferred Stock are entitled to receive a preferred dividend equal to a 7.0% cumulative but not compounded annual return on the purchase price per share of $10.00.

Term. Unless the CCI Series 2016 Preferred Stock have been redeemed for cash in connection with an optional redemption (as described below), CCI will, on January 31, 2022 (which date may be extended for an additional year in CCI’s sole discretion), redeem all shares of the CCI Series 2016 Preferred Stock for cash at a redemption price per share equal to $10.00 plus all accrued and unpaid dividends thereon through the redemption date to the extent there are funds legally available therefor, and subject to the preferential rights of the holders of any class or series of CCI stock ranking senior to the CCI Series 2016 Preferred Stock with respect to priority of distributions.

Voting. Holders of the CCI Series 2016 Preferred Stock are not entitled to vote at any meeting of CCI stockholders for the election of directors or for any other purpose.

Optional Redemption. CCI may, at its option, redeem shares of CCI Series 2016 Preferred Stock, in whole or in part from time to time, for cash at a price per share equal to $10.00 plus all accrued and unpaid dividends thereon through the date on which such shares are redeemed. The redemption date will be selected by CCI and will be not less than 15 nor more than 60 days after the date on which CCI sends notice of the optional redemption. Redemptions of some but not all of the shares of CCI Series 2016 Preferred Stock will be made on a pro rata basis unless the CCI board elects to provide the holders of such shares a “first come, first serve” redemption option.

Series 2017 Preferred Stock

In connection with the CRII Merger, CCI will classify 5,000,000 shares of  preferred stock as “Series 2017 Preferred Stock” and issue one share of CCI Series 2017 Preferred Stock for each share of CRII Series 2017 Preferred Stock issued and outstanding immediately prior to the effective time of the CRII Merger. The rights, preferences and privileges of the CCI Series 2017 Preferred Stock will be substantially similar to the rights, preferences and privileges of the CRII Series 2017 Preferred Stock. The CCI Series 2017 Preferred Stock will rank senior to CCI Common Stock and on parity with the CCI Series 2019 Preferred Stock and the CCI Series 2016 Preferred Stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of CCI.

Preferred Dividend. Holders of the CCI Series 2017 Preferred Stock are entitled to receive a preferred dividend equal to a 7.5% cumulative but not compounded annual return on the purchase price per share of $10.00. In the event that CCI extends the term of the CCI Series 2017 Preferred Stock beyond January 31, 2022, the preferred dividend will increase to 8% during the extended term.

Term. Unless the CCI Series 2017 Preferred Stock have been redeemed for cash in connection with an optional redemption (as described below), CCI will, on January 31, 2022 (which date may be extended for two one-year extensions in CCI’s discretion), redeem all shares of the CCI Series 2017 Preferred Stock for cash at a redemption price per share equal to $10.00 plus all accrued and unpaid dividends thereon through the redemption date to the extent there are funds legally available therefor, and subject to the preferential rights of the holders of any class or series of CCI stock ranking senior to the CCI Series 2017 Preferred Stock with respect to priority of distributions.

Voting. Holders of the CCI Series 2017 Preferred Stock are not entitled to vote at any meeting of stockholders for the election of directors or for any other purpose.

Optional Redemption. CCI may, at its option, redeem shares of CCI Series 2017 Preferred Stock, in whole or in part from time to time, for cash at a price per share equal to $10.20 plus all accrued and unpaid dividends thereon through the date on which such shares are redeemed; provided, however, that if the optional redemption occurs on or after January 31, 2022, the redemption price per share will be $10.00 plus all accrued and unpaid dividends thereon through the date on which such shares are redeemed. The redemption date will be selected by CCI and will be not less than 15 nor more than 60 days after the date on which CCI sends notice of the optional redemption. Redemptions of some but not all of the shares of CCI Series 2017 Preferred Stock will be made on a pro rata basis unless the CCI board elects to provide the holders of such shares a “first come, first serve” redemption option.

Combined Company

The combined company after one, two or all of the Mergers will retain the name “Cottonwood Communities, Inc.”  Following the entry into the Amended and Restated Advisory Agreement upon the closing of the CRII Merger, CCI expects to reclassify shares of its common stock and amend the plan of distribution for the Offering such that the investor will effectively pay the upfront and deferred selling commissions and CCI will pay the dealer manager fee for the new classes of shares sold in the Offering.  In addition, the CCI Board expects to adopt amendments to its share repurchase program (the “SRP”) as follows:  increase the amount of shares that can be redeemed under the SRP from an annual limit of 5% of shares outstanding in the prior calendar year to a quarterly limit of 5% of NAV of all outstanding shares of CCI in the prior calendar quarter; permit redemptions to be funded with cash from any source instead of limited to proceeds from the distribution reinvestment plan in the prior calendar year; adopt a repurchase pricing schedule for its new classes of shares that permits holders to be redeemed at NAV following a one-year hold period; amend the repurchase pricing schedule for holders of Class A and Class T shares to permit redemption at 100% of NAV after a five-year hold period.

Each of the CRII Company Merger, the CMRI Company Merger and the CMRII Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors Resignations

On January 25, 2021, R. Brent Hardy and Gentry Jensen each submitted an irrevocable letter of resignation from the CCI board of directors to be effective upon the closing of the CRII Merger.

Item 7.01. Regulation FD Disclosure

On February 1, 2021, CCI, CRII, CMRI and CMRII are sending letters to their respective holders regarding the proposed transactions.  A copy of each of the letters is attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 and are incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, CCI, CMRI, CMRII and CRII prepared an investor presentation containing certain information related to the Mergers. A copy of the investor presentation is filed as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

ADDITIONAL INFORMATION ABOUT THE MERGERS

In connection with the proposed CMRI Merger, the CMRII Merger and the CRII Merger, CCI will prepare and file with the SEC three registration statements on Form S-4 that will include a proxy statement or information statement of CMRI, CMRII or CRII, as applicable, and will constitute a prospectus of CCI. Each Proxy Statement and Prospectus will be mailed to CMRI’s, CMRII’s and CRII’s stockholders, and each will contain important information about the applicable Merger and related matters.  This communication is not a substitute for the registration statement, the Proxy Statement and Prospectus and/or the Information Statement and Prospectus or any other documents that will be made available to the stockholders of each of CMRI, CMRII and CRII. INVESTORS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT AND PROSPECTUS OR INFORMATION STATEMENT AND PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY CCI, CMRI AND CMRII WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CCI, CMRI, CMRII, CRII AND THE PROPOSED MERGERS. Investors and stockholders of CCI, CMRI, CMRII and CRII may obtain free copies of the respective registration statement, the respective Proxy Statement and Prospectus or Information Statement and Prospectus, and other relevant documents filed by CCI, CMRI and CMRII with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. In addition, these materials will also be available free of charge by accessing CCI’s website (http://www.cottonwoodcommunities.com/), or by accessing CMRI’s and CMRII’s website (http://www.cottonwoodmultifamily.com/).

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGERS

CCI, CMRI, CMRII and CRII and their respective directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Mergers. Information regarding CCI’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 25, 2020 and its proxy statement filed with the SEC on August 18, 2020 in connection with its 2020 annual meeting of stockholders; information regarding CMRI’s directors and executive officers is available in its Annual Report on Form 1-K filed with the SEC on April 29, 2020; and information regarding CMRII’s directors and executive officers is available in its Annual Report on Form 1-K filed with the SEC on April 29, 2020. Certain directors and executive officers of CCI and/or CMRI and/or CMRII and/or CRII and other persons may have direct or indirect interests in the Mergers due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and/or retention bonuses depending on the effect of the Mergers on their employment status . If and to the extent that any of the participants will receive any additional benefits in connection with the Mergers, the details of those benefits will be described in the applicable Proxy Statement and Prospectus or Information Statement and Prospectus relating to the applicable Merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of CCI, CMRI, CMRII and CRII and their respective executive officers and directors in the applicable Merger by reading the applicable Proxy Statement and Prospectus or Information Statement and Prospectus when it becomes available.  These documents are available free of charge on the SEC’s website and from CCI, CMRI and CMRII, as applicable, using the sources indicated above.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the proposed Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability of CMRI or CMRII to obtain stockholder approval and CROP to obtain limited partner approval of the applicable proposed transaction or the failure to satisfy the other conditions to completion of the applicable Merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers; the potential adverse impact of the ongoing COVID-19 pandemic and the effect of related measures put in place to help control the spread of the virus on the operations of the REITs and their tenants, which impact remains uncertain; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of CCI, CMRI, CMRII and CRII; and other factors, including those set forth in the Risk Factors section of CCI’s prospectus for its initial public offering, as amended and supplemented to date, as filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. CCI, CMRI and CMRII undertake no obligation to update these statements for revisions or changes after the date of this communication, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated January 26, 2021, by and among CCI, CCOP, Merger Sub, CRII and CROP*
2.2	Agreement and Plan of Merger dated January 26, 2021, by and among CCI, CCOP, Merger Sub, CMRI and CMRI OP*
2.3	Agreement and Plan of Merger dated January 26, 2021, by and among CCI, CCOP, Merger Sub, CMRII and CMRII OP*
10.1	Voting Agreement dated January 26, 2021, by and among CR Holdings, HT Holdings, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin
10.2	Second Amended and Restated Three-Party Agreement dated January 26, 2021 by and among CCI, CCOP and CCI Advisor
10.3	Form of Amended and Restated Advisory Agreement by and among CCI, CROP and CCI Advisor, incorporated by reference to Exhibit C of the CRII Merger Agreement, filed herewith as Exhibit 2.1
10.4	Form of Fifth Amended and Restated CROP Partnership Agreement, incorporated by reference to Exhibit D of the CRII Merger Agreement, filed herewith as Exhibit 2.1
99.1	CCI Letter to Stockholders
99.2	CRII Letter to Stockholders and Unitholders
99.3	CMRI Letter to Stockholders
99.4	CMR II Letter to Stockholders
99.5	Investor Presentation

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. CCI agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

Dated: February 1, 2021	By:	/s/ Enzio Cassinis
Enzio Cassinis
Chief Executive Officer
(Principal Executive Officer)